UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Restricted Stock Unit Awards. On January 13, 2012, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) adopted and approved the form of Named Executive Officers 2012 Restricted Stock Unit Award Agreement (the “RSU Award Agreement”), which governs grants of Restricted Stock Units (“RSUs”) for those employees that are expected to be identified as the Company’s “Named Executive Officers” in the Company’s proxy statement for its 2012 annual meeting of shareholders (the “Named Executive Officers”). The RSUs are designed to comply with the United States Treasury Department’s (the “Treasury”) Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued on June 15, 2009 (the “CPP Regulations”).

Pursuant to the terms of the RSU Award Agreements, the Committee granted the Named Executive Officers RSUs that will be settled in shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). The number of shares of Common Stock that a Named Executive Officer will be entitled to receive in settlement of the RSUs, if any, will be determined based on the Company’s audited fully diluted net income per share of Common Stock (exclusive of the calculated impact of any merger-related charges, charges related to the redemption of any class of the Company’s preferred shares, or any other nonrecurring charge the Committee deems appropriate) for the fiscal year ending December 31, 2012 (“FDEPS”). The maximum number of shares that each Named Executive Officer will be entitled to receive pursuant to the RSU Award Agreement are as follows:

Employee	Maximum Number of Shares of Common Stock
M. Terry Turner	22,084
Robert A. McCabe, Jr.	20,967
Hugh M. Queener	10,607
Harold R. Carpenter	10,607
Harvey White	8,002

All RSUs will be settled in shares of Common Stock, as soon as practicable following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012, but in no event later than March 15, 2013. All shares of Common Stock issued to the Named Executive Officers, if any, upon settlement of the RSUs will be subject to further restrictions upon issuance including forfeiture restrictions that shall lapse in equal 20% increments on February 28, 2014, February 28, 2015, February 28, 2016, February 28, 2017 and February 28, 2018 (each a “Vesting Date”); provided, that such Named Executive Officer is employed by the Company on the Vesting Date (unless the Named Executive Officer’s failure to be employed is the result of death or disability in which case the forfeiture restrictions will lapse upon the employee’s termination resulting therefrom) and the ratio of Pinnacle National Bank’s classified assets to the sum of Pinnacle National Bank’s Tier 1 capital and the allowance for loan losses (“Classified Assets Ratio”) in each case as of December 31 of the fiscal year ending immediately prior to each Vesting Date is less than a predetermined Classified Assets Ratio established by the Committee between January 1 and March 31 of the fiscal year for which the Classified Assets Ratio is applicable.

Any shares of Common Stock for which the performance targets identified above are not met will be immediately forfeited and the award recipient will have no further rights with respect to such shares of Common Stock; provided, however, that if the Committee determines that an event has occurred during any fiscal year after fiscal year 2012 which is outside the ordinary course and has impacted the Classified Assets Ratio for such fiscal year, the Committee will have the right, in its sole and absolute discretion, to increase or decrease the performance targets to reflect such event for purposes of determining whether the forfeiture restrictions with respect to such shares shall lapse for that fiscal year and for any or all future fiscal years.

No certificates representing shares of Common Stock issued in settlement of the RSUs will be issued to the Named Executive Officers and such shares of Restricted Stock may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, in each case, prior to the later of (i) the date the forfeiture restrictions with respect to such shares have lapsed, if at all, on any Vesting Date; and (ii) the date that the transfer restrictions set forth in the Treasury’s CPP Regulations lapse with respect to such shares of Restricted Stock.

The foregoing summary of the RSU Award Agreement is qualified in its entirety by reference to the form of RSU Award Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Salary Stock Unit Awards. On January 13, 2012, the Committee approved the issuance of salary stock units (the “SSUs”) to the Named Executive Officers during the fiscal year 2012. The SSUs are designed to comply with the Treasury’s CPP Regulations.

Pursuant to the terms of the award agreement pursuant to which the SSUs have been awarded, beginning for the payroll period ended January 13, 2012, SSUs will accrue and be earned by the Named Executive Officers over the course of the year during each payroll period, subject to such Named Executive Officer’s continued employment with the Company. On each date that the Named Executive Officer’s base salary is payable in accordance with the Company’s payroll practices (each a “Grant Date”), the Named Executive Officer will be issued a number of SSUs equal to the quotient of (1) the per pay period rate granted to the Named Executive Officer as set forth below, net of any tax related items, divided by (2) the closing price of the Company’s Common Stock on the Grant Date. The SSUs granted to the Named Executive Officers are immediately vested (and therefore not subject to forfeiture) and are payable solely in shares of the Company’s Common Stock on, or as soon as administratively practical following, December 30, 2012 (the “Settlement Date”), but in no event later than two and one-half months following the Settlement Date.

Effective January 13, 2012, the Committee approved the grant of SSUs to the Named Executive Officers in the following amounts effective on the last day of each payroll period in the 2012 fiscal year:

Employee	Per Pay Period Rates
M. Terry Turner	$7,750.00
Robert A. McCabe, Jr.	$7,416.67
Hugh M. Queener	$1,958.33
Harold R. Carpenter	$1,958.33
Harvey White	$1,958.33

The description of the terms and conditions of the SSUs and the Salary Stock Unit Award Agreement pursuant to which the SSUs have been awarded is qualified in its entirety by reference to the form of Salary Stock Unit Award Agreement filed by the Company with the Securities and Exchange Commission on March 2, 2011 as Exhibit 10.1 on Form 8-K, which is incorporated herein by reference.

2012 Cash Incentive Plan. On January 13, 2012, the Committee approved the Pinnacle Financial Partners, Inc. 2012 Annual Cash Incentive Plan (the “Plan”). Pursuant to the Plan, all employees of the Company compensated via a predetermined salary or hourly wage, other than M. Terry Turner, Robert A. McCabe, Jr., Hugh M. Queener, Harold R. Carpenter, and Harvey White, each of whom is not participant in the Plan, are eligible to receive cash incentive payments ranging from 10 percent to 100 percent of the participant’s base salary in the event that (i) the Company meets or exceeds: (A) targeted levels of FDEPS, (B) soundness thresholds tied to the level of the Company’s nonperforming loans and other real estate owned expressed as a percentage of total loans and other real estate owned and (C) targeted levels of total revenue, expressed as the sum of the Company’s net interest income plus noninterest income excluding gains (or losses) on the sale of investment securities (or any other unusual items as determined by the Committee), and (ii) the employee meets certain individual performance objectives. Each participant will be assigned an “award tier” based on their position within the Company, their experience level or other factors. Participant awards may be increased or decreased by the participant’s performance evaluation for 2012 such that the participant’s target award may be adjusted up or down based on their final performance rating.

During the period that the Treasury owns debt or equity securities of the Company acquired pursuant to the Treasury’s Capital Purchase Program, any payments under the Plan to the Company’s senior executive officers as defined in the Treasury’s CPP Regulations and the Company’s next 20 most highly compensated employees are subject to recovery or “clawback” by the Company if the payments are based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Named Executive Officers 2012 Restricted Stock Unit Award Agreement

10.2	Pinnacle Financial Partners, Inc. 2012 Annual Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter

Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer

Date: January 20, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Named Executive Officers 2012 Restricted Stock Unit Award Agreement

10.2	Pinnacle Financial Partners, Inc. 2012 Annual Cash Incentive Plan